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                                                                   EXHIBIT 10.31

                        CREDIT LYONNAIS NEW YORK BRANCH
                          1301 Avenue of the Americas
                              New York, NY  10019



                                    as of December 31, 1998


Mtel Latin America, Inc.
200 South Lamar Street
Security Centre, South Building
Jackson, Mississippi 39201
Attn.: John E. Welsh

          Re: Amended and Restated Credit Facility
          ----------------------------------------

Credit Lyonnais New York Branch (the "Lender") is pleased to advise you that it has approved your request to amend the Facility Letter and Demand Note, dated as of December 31, 1997, for a revolving credit facility in the amount of
US$20,000,000 (the "Line").   Our officers may, at their discretion, make short
term loans to Mtel Latin America, Inc. (the "Borrower") in accordance with the terms of this Letter, the form of demand promissory note attached hereto as
Exhibit I (the "Amended and Restated Demand Note") and such other terms as are mutually agreed between us from time to time. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Amended and Restated Demand Note.

1.   The Line:
     ---------

Loans under this Line are intended to be used only to meet the normal short term working capital needs of the Borrower. The Loans under this Line shall bear interest at the rate agreed upon between us under the attached Amended and Restated Demand Note. Availability of credit to the Borrower under this Line shall be subject to the satisfaction of the conditions under section 2 hereof.

Loans provided under this Line may be borrowed, repaid and reborrowed at the discretion of the Lender and under the terms of the Amended and Restated Demand Note.

Loans provided under this Line shall be evidenced by the Amended and Restated Demand Note, in the principal amount of the Line, bearing interest at the interest rate defined in the Amended and Restated Demand Note. This Line expires on December 31, 1999, or January 29, 1999 (a) if Newbridge Partners, LLP (or some other investor satisfactory to the Lender) has not funded a minimum of $10 million for the purchase of the Borrower's PIK preferred securities (b) a warrant agreement in form and substance satisfactory to the Lender has not been executed or
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(c) the Borrower has not established a segregated account at the Lender for the payments to be made under Section 7(c) of the Amended and Restated Demand Note, or unless earlier terminated by Lender in its discretion.

2.   Conditions Precedent:
     ---------------------

The effectiveness of this Amended and Restated Facility Letter is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

(a) the Lender shall have received the financial statements of the Borrower and its Consolidated Subsidiaries, for the period ended on September 30, 1998;

(b) Newbridge Partners, LLP (or such other investors satisfactory to the Lender in their discretion) shall have committed to purchase an amount satisfactory to the Lender of the Borrower's PIK preferred securities;

(c) the Lender shall be satisfied that the management fees otherwise payable to SkyTel Communications, Inc. will be deferred for a period longer than the Outside Maturity of the Amended and Restated Demand Note;

(d) no material adverse change shall have occurred with respect to the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, in each case, since December 31, 1997;

(e) the Lender shall be satisfied that the transactions contemplated hereby will not violate, in any material respect, any provision of Applicable Law (including, without limitation, ERISA and the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and will not violate any order of any court or other agency of the United States or any state thereof applicable to the Borrower or any of its respective properties or assets;

(f)  the Lender shall have received such other documents as it may require;

(g) the execution and delivery by the Borrower of such documentation as the Lender deems appropriate;

(h) the Lender shall have received executed counterparts of this Amended and Restated Facility Letter and the Amended and Restated Demand Note; and

(i) all legal matters in connection with this Note shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Lender.

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3.   Representations of Borrower:
     ----------------------------

The Borrower represents and warrants to the Lender that the execution, delivery and performance by the Borrower of its obligations under this Amended and Restated Facility Letter and the Amended and Restated Demand Note do not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation or By-laws of the Borrower, (ii) any lease, indenture, instrument or other agreement to which the Company or any of its subsidiaries or its property is subject, (iii) any rule, law or regulation to which the Borrower is subject, or (iv) any judicial or administrative order or decree of any governmental authority.

4.   Commitment Fees.
     ----------------

The Borrower agrees to pay in arrears to the Lender a commitment fee of 1% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days), on the average daily amount, if any, by which the Lender's commitment (as such commitment may be permanently reduced in accordance with the provisions of the Amended and Restated Demand Note) exceeds the sum of the Lender's aggregate principal amount of outstanding Loans during the preceding period or quarter. Such commitment fees shall be payable on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day March 1999), on any date on which the total commitment is reduced or on which the total commitment or any portion thereof is terminated (in each case, in accordance with the terms hereof). Such commitment fees shall commence to accrue for the Lender from the Date hereof.

5.   Acceptance:
     -----------

If the foregoing is acceptable, please so indicate by signing and returning this Amended and Restated Facility Letter and the Amended and Restated Demand Note to us not later than December 31, 1998.

                    Very truly yours,


               CREDIT LYONNAIS NEW YORK BRANCH
               By: /s/ Bruce M. Yeager
               Name: Bruce M. Yeager
               Title: Senior Vice President

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Agreed and accepted this
31st day of December, 1998

               MTEL LATIN AMERICA, INC.
               By: /s/ Robert Kaiser
               Name:
               Title:


Agreed and accepted this
31st day of December, 1998

               MTEL INTERNATIONAL, INC.
               By: /s/ Robert Kaiser
               Name:
               Title:

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